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                                                                 EXHIBIT 10.27-C


                       THIRD AMENDMENT TO MASTER VISTANA

         RESORT RECEIVABLES LOAN FACILITY AND RATIFICATION OF GUARANTY
         -------------------------------------------------------------

     THIS THIRD AMENDMENT TO MASTER VISTANA RESORT RECEIVABLES LOAN FACILITY AND RATIFICATION OF GUARANTY (the "Amendment") is made and entered into as of June 30, 1999, by and among HELLER FINANCIAL, INC., a Delaware corporation ("Lender"), and VISTANA, INC., a Florida corporation ("Vistana").

     WHEREAS, Lender and Vistana are parties to that certain Master Vistana Resort Receivables Loan Agreement dated as of December 30, 1998 (as amended by the First Amendment to Master Vistana Resort Receivables Loan Facility and Ratification of Guaranty dated as of January 29, 1999 and the Second Amendment to Master Vistana Resort Receivables Loan Facility and Ratification of Guaranty dated as of April 30, 1999, the "Agreement"), pursuant to which Lender agreed to extend receivables financing from time to time to certain affiliates of Vistana in an amount not to exceed $30,000,000 principal outstanding at any one time; and

     WHEREAS, both Lender and Vistana desire to amend and modify the terms and provisions of the Agreement with regard to the maximum principal balance that may be borrowed under the Receivables Loans for a certain period of time.

     NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. Except as otherwise provided herein to the contrary or unless the context otherwise requires, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Agreement.

          Interim Increase Date. The definition of Interim Increase Date is hereby deleted in its entirety and replaced and supercede by the following:

          Interim Increase Date. July 31, 1999.

     2. Ratification of Guaranty. Vistana hereby ratifies its obligations under the Master Vistana Resort Receivables Loan Facility Guaranty (the "Guaranty") as increased by this Amendment. Nothing contained in this Amendment or any of the transactions contemplated herein shall be deemed to waive, release, or limit any obligation of Vistana relating to or otherwise connected with the Guaranty nor shall it constitute a novation of the indebtedness secured by the Guaranty.

     3. Authority.

          (a) As of the date hereof, Vistana is duly organized, validly existing, and in good standing under the laws of the State of Florida and every other jurisdiction in which it conducts business.
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          (b) The execution, delivery, and performance by Vistana of this
Amendment has been duly authorized by all necessary corporate Vistana action and does not and will not result in a breach of, or constitute a default by Vistana under, any indenture, loan, or credit agreement or any other contract, agreement, document, instrument, or certificate to which Vistana is legally bound or by which it or any of its assets are affected.

     4. Miscellaneous.

          (a) No Other Changes. Except as expressly set forth herein, each and every term, provision, and condition contained in the Agreement and Vistana Guaranty, including all exhibits and schedules thereto and all of Lender's rights and remedies thereunder, shall remain unchanged and in full force and effect following the date hereof. In the event of any conflict between the provisions hereof and those contained in the Agreement and Vistana Guaranty, the provisions hereof shall govern and control the parties' respective rights and obligations.

          (b) Counterparts. This Amendment may be executed in identical counterparts, each of which shall be deemed an original for any and all purposes and all of which, collectively, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Master Vistana Resort Receivables Loan Facility to be duly executed and delivered as of the date first above written.

                                       VISTANA:

                                       VISTANA, INC., a Florida corporation

                                       By: /s/ Susan Werth
                                           -------------------------------------
                                       Name: Susan Werth
                                             -----------------------------------
                                       Title: Senior Vice President and
                                              ----------------------------------
                                              General Counsel
                                              ----------------------------------

                                       LENDER:

                                       HELLER FINANCIAL, INC.,
                                       a Delaware corporation

                                       By: /s/ Lisa J. Hansen
                                           -------------------------------------
                                       Name: Lisa J. Hansen
                                             -----------------------------------
                                       Title: Vice President
                                              ----------------------------------

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